Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE RELEASE

INYX COMPLETES ACQUISITION OF 6 EYE-CARE PRODUCTS FROM AMO

NEW YORK - September 11, 2006 - Inyx, Inc. (OTC BB: IYXI), a specialty pharmaceutical company focused on niche drug delivery technologies and products, announced today that it has completed the acquisition of six eye-care products from Advanced Medical Optics, Inc.

“All six are high-margin products. Five of the products also can be produced in-house at Inyx, which should further enhance their profit margins as well as increase capacity utilization and, in turn, profitability of Inyx’s manufacturing business,” said Jack Kachkar, M.D., Inyx Chairman and CEO.

Inyx is assigning all the business and marketing rights on these over-the-counter (OTC) products to its wholly owned marketing subsidiary, Exaeris, Inc., expanding Exaeris into the non-prescription OTC pharmaceutical sector on a global basis. As part of the acquisition, Exaeris is taking over established customer relationships with leading mass merchandisers, grocers and drug wholesalers in the United States as well as licensed distribution channels in Europe, the Middle East and Asia-Pacific markets.

Under the acquisition, Inyx also has acquired the rights to the Lens Plus® trade name, which is a global brand. The products acquired and their geographic marketing areas are:

Lens Plus® Aerosol - a preservative-free, sterile saline solution - marketed in the United States, Canada, Europe/Middle East and Asia-Pacific
Lens Plus® Rewetter Drops - a preservative-free, sterile saline solution - marketed in the United States
Lens Plus® Daily Cleaner - a sterile, gentle cleaner for soft contact lenses - marketed in the United States
LC-65® Daily Contact Lens Cleaner - a sterile, gentle but efficient cleaner for gas permeable, hard and soft contact lenses - marketed in the United States, Europe/Middle East and Asia-Pacific
Hydrocare® Fizzy Tablets - an effervescent, enzymatic cleaner in tablet form - marketed in the United States, Europe/Middle East and Asia-Pacific
Total® Solution - a sterile cleaning and wetting solution for hard contact lenses - marketed in Europe/Middle East

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As part of the transaction, Inyx has acquired AMO’s interest in the intellectual property associated with the acquired products, including all trademarks and trade names and service marks (excluding all “Advanced Medical Optics” and “AMO” marks), copyrights and copyright registrations, and the manufacturing formulae, specifications, processes, artwork, proprietary molds and similar equipment and know-how used solely related to the products. Under the acquisition agreement, Inyx also has “first right of refusal” over the next year to acquire several additional, complementary eye-care products that AMO may divest in the future.

About Exaeris

Exaeris, Inc., a wholly owned subsidiary of Inyx, Inc., was formed in 2005 and commenced formal operations in January 2006 to conduct collaborative commercial activities with Inyx clients and strategic partners as well as the marketing for Inyx’s own products. In September 2005, King Pharmaceuticals, Inc. and Inyx announced a 10-year strategic collaboration, which includes Exaeris directing the marketing in the United States and Canada of King’s lead respiratory products, Intal® and Tilade®. In April 2006, Teamm Pharmaceuticals, Inc., the specialty pharmaceutical division of Accentia Biopharmaceuticals, Inc., announced a co-promotion agreement through which the companies will co-market the MD Turbo™, a novel breath-activated, dose-counting companion to metered dose inhalers.

About Inyx

Inyx, Inc. is a specialty pharmaceutical company with niche drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services. In addition, Inyx is developing its own proprietary products. The company’s operations are conducted through several other wholly owned subsidiaries: Inyx USA, Ltd., based in Manati, Puerto Rico; Inyx Pharma Ltd. and Inyx Europe Limited, which owns and operates Ashton Pharmaceuticals Ltd., all near Manchester, England; and Inyx Canada, Inc. in Toronto. Inyx, Inc.’s corporate offices are in New York City. For more information, please visit: www.inyxgroup.com.

Safe Harbor
Statements about the Inyx’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Inyx intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, Inyx's actual results could differ materially from expected results.

For more information, please contact:

Jay M. Green, Executive Vice President
of Inyx, Inc. 212-838-1111
jgreen@inyxgroup.com

Bill Kelly, Vice President Investor Relations
of Inyx, Inc. 212-838-1111
bill.kelly@inyxgroup.com